SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

June 1, 2005

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2005, Kite Broadband, LLC (“Kite”) entered into a Master Agreement (the “Agreement”) for Services with Sprint Communications Company L.P. (“Sprint”) under which Kite shall provide services to some of Sprint’s broadband customers in 14 metropolitan markets for a period of three years utilizing the Sprint Mark. The Agreement includes, among other things, the provisioning of certain customer-facing services, such as customer operations and call center management, sales, marketing, billing, collections and providing installation and repair. Kite is entitled to have Sprint remit collected customer revenues in exchange for these services and remit a monthly fee back to Sprint for network support and transport services. The customers remain Sprint customers during the three-year term of the agreement, which upon expiration, Kite will have the option to acquire the then existing customers pursuant to the terms of the agreement. All network and spectrum assets will remain Sprint property.

On June 1, 2005, MobilePro became the 51% owner of Kite by executing Kite’s Operating Agreement (the “Operating Agreement”).

The transactions contemplated by the Agreement are anticipated to close on or before June 30, 2005.

Both the Agreement and the Operating Agreement will be filed in an amendment to this Form 8-K or in our next periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILEPRO CORP.

Date: June 6, 2005	By:	/s/ Jay O. Wright
Jay O. Wright President and Chief Executive Officer